UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2013

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 1-32190

Virginia	20-0812170
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 2, 2013 (the “Closing Date”), Foundry Park I, LLC (“Foundry Park”), a wholly owned subsidiary of NewMarket Corporation (the “Company”), closed its previously announced sale of certain real property to Select Income REIT (“Buyer”). The sale resulted in net proceeds of approximately $143.6 million to Foundry Park, subject to certain post-closing adjustments.

The property sold consists of an office building located at 501 South 5th Street in Richmond, Virginia currently being leased by MeadWestvaco Corporation (“Tenant”) as its corporate headquarters. The facility is situated on 3.155 acres of land and contains approximately 310,950 net rentable square feet and a 1,050 space parking garage.

To secure Foundry Park’s surviving covenants, representations and warranties, $2,500,000 of the proceeds will be held in escrow for 12 months from the Closing Date.

In connection with the disposition of the facility, the Company is filing herewith pro forma financial information, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro forma financial information

Unaudited Pro Forma Condensed Consolidated Financial Information is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

(d)	Exhibits.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2013

NEWMARKET CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Chief Financial Officer